UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2017

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On August 9, 2017, CytoDyn Inc. (the “Company”) issued a press release relating to the announcement described in Item 8.01 below, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01.	Other Events

On August 9, 2017, the Company announced that 33 patients are currently enrolled in its pivotal Phase 2b/3 combination therapy trial. The Company has been in ongoing dialogue with the U.S. Food and Drug Administration (the “FDA”) regarding the number of patients enrolled in the trial. Patient enrollment will remain open in the trial until the Company holds a teleconference meeting with the FDA to discuss patient enrollment and analysis of data from the trial. The meeting is expected to be held in coming weeks.

The Company’s pivotal Phase 2b/3 trial combination trial is evaluating PRO 140 with current standard of care antiretroviral therapy (“ART”). The trial protocol requires enrollment of 30 patients for the purpose of assessing the trial’s primary efficacy endpoint, which is reached at one week following initial treatment with PRO 140. The safety portion of the Phase 2b/3 trial continues for an additional 24 weeks. The Company expects to complete the clinical portion of its first Biological License Application (BLA) submission during the first half of 2018.

The Company is also conducting a 300-patient Phase 2b/3 trial with PRO 140 as a single agent to replace the current standard of care ART and enrollment currently exceeds 100 patients.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	99.1	Press Release, dated August 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

August 9, 2017	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description.

99.1	Press Release, dated August 9, 2017.